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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report:  November 20, 1997


Commission File Number:  0-21736



                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                 Colorado                                     84-1158484
    -------------------------------                       -------------------
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                        Identification No.)



    17301 West Colfax Avenue
    Suite 170
    Golden, Colorado                                      80401
    ----------------------------------------              ---------
    (Address of principal executive offices)              (Zip Code)



         Registrant's telephone number, including area code:     (303) 216-0908
                                                                 --------------

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Item 5.  Other Events.

         On November 20, 1997, the Registrant entered into a non-binding letter of intent to acquire the 50% joint venture interest in the Gilpin Hotel Venture ("GHV") held by Gilpin Ventures, Inc. ("GVI") its joint venture partner. GHV owns the Gilpin Hotel Casino in Black Hawk, Colorado. Consummation of the proposed transaction, is subject to execution of a definitive agreement, approval of the Boards of Directors of the Registrant and the Board of Directors and shareholders of GVI, and certain regulatory approvals.

         The letter of intent also provides for the acquisition by the Registrant of the 50% interest in land underlying the casino, the building, and certain other real property held by the Registrant's co-tenant Gilpin Gold, Inc. ("GGI"), an affiliate of GVI.

         A definitive agreement ("Agreement") reflecting the letter of intent referred to above is being finalized by the parties. The Registrant will pay $50,000 at execution of the Agreement and $5,200,000 to GVI and an affiliated company for the Gilpin Casino business (i.e., gaming machines, personal property, etc.) on or before June 30, 1998 (unless extended for up to three months with extension payments of $50,000 per month). In addition, the Registrant will cause the Gilpin Casino to distribute on closing its cash reserves in excess of $1.5 million, one-half of which will be paid to GVI. On or before December 31, 1998, the Registrant has the right to pay to GGI $4,750,000 for all of that company's right, title and interest in land underlying the Gilpin Casino, the building, and other parcels located nearby. The Agreement also requires that GVI be released from its personal obligations given on behalf of GHV.

         If the Registrant fails to make the payment on June 30, 1998 (or by an extended closing date), GVI and the Registrant have agreed to certain modifications in the GHV joint venture agreement, which will continue as owner of the Gilpin Casino. If the Registrant makes the payment to GVI on or before June 30, 1998 but fails to purchase the land from GGI or before January 2, 1999, which can be extended by the Registrant to June 30, 1999, the lease covering the land will be modified to provide a minimum annual rent of $60,000 (now $10,000) although the base rate of 7% of revenues will continue.

         The Registrant presently anticipates fully completing the acquisition of the Gilpin Casino and underlying land. The Registrant intends to make a public offering of its common stock in early 1998 or obtain the required funds through other sources. It believes the acquisition, among other things will enable the Registrant to consolidate the Gilpin Casino's operations in its financial statements, allow joint marketing activities with the Registrant's Lodge Casino, achieve economies of scale with the two casinos respecting top management, operational management, and compliance and human resources personnel.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BLACK HAWK GAMING &
                                         DEVELOPMENT COMPANY, INC.
                                        Registrant



Date:  November 20, 1997                By: /s/ Stephen R. Roark
                                           ----------------------------------
                                            Stephen R. Roark, President





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